As filed with the Securities and Exchange Commission on November 17, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
THE SECURITIES ACT OF 1933

CATERPILLAR FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	37-1105865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2120 West End Avenue
Nashville, Tennessee 37203-0001
(615) 341-1000
(Address, Including Zip Code, And Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael G. Sposato, Esq.
CATERPILLAR FINANCIAL SERVICES CORPORATION
2120 West End Avenue
Nashville, Tennessee 37203-0001
(615) 341-1000
(Name, Address Including Zip Code, And Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Brett Cooper, Esq.
ORRICK, HERRINGTON & SUTCLIFFE LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105
(415) 773-5700

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box:  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b), check the following box.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)	Aggregate Price Per Unit	Aggregate Offering Price(1)	Registration Fee(1)
Variable Denomination Floating Rate Demand Notes	$8,000,000,000	100%	$8,000,000,000	—

(1)	This registration statement covers all investments in the Notes up to $8 billion, with fees based on the net aggregate principal amount of Notes outstanding from this offering not exceeding $1.25 billion at a particular time. Registration fees for up to $1.25 billion net aggregate principal amount of Notes were paid previously by the Registrant in connection with the Registration Statement Nos. 33-39299, 333-75823, 333-108593, 333-114075 and 333-163746 each previously filed by the Registrant on Form S-3. Pursuant to Rule 457(p) under the Securities Act of 1933, these fees are being carried forward and, accordingly, no filing fee is paid herewith.

Prospectus
CATERPILLAR FINANCIAL SERVICES CORPORATION
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

We may, from time to time, sell Cat Financial PowerInvestment Notes (the “Notes”) in one or more offerings pursuant to this prospectus. All investments in the Notes are investments in unsecured debt obligations of Caterpillar Financial Services Corporation. Only our assets are available to pay the principal and interest on the Notes.

We will provide the specific terms of the Notes in supplements to this prospectus. This prospectus may not be used to sell the Notes unless accompanied by the applicable prospectus supplement. We urge you to read carefully this prospectus and the applicable prospectus supplement, which will describe the specific terms of the Notes offered, before you make your investment decision.

We may sell the Notes on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The specific manner in which the Notes may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those Notes.

Investing in the Notes involves risks. You should carefully consider the risk factors described under Risk Factors below and in any accompanying prospectus supplement or any documents incorporated by reference before investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 17, 2010

THE COMPANY

Caterpillar Financial Services Corporation is a wholly owned finance subsidiary of Caterpillar Inc. Our primary business is to provide retail financing alternatives to customers and dealers around the world for Caterpillar Inc. products and non-competitive related equipment, provide wholesale financing to Caterpillar Inc. dealers and purchase short-term dealer receivables from Caterpillar Inc. We emphasize prompt and responsive service and offer various financing plans to meet customer requirements, increase Caterpillar Inc. sales and generate financing income.

We are a Delaware corporation that was incorporated in 1981. Our principal office is located at 2120 West End Avenue, Nashville, Tennessee, 37203-0001 and our telephone number is (615) 341-1000.

Unless the context otherwise indicates, the terms “Caterpillar Financial,” “Cat Financial,” “Caterpillar Financial Services,” “we,” “us” or “our” mean Caterpillar Financial Services Corporation and its subsidiaries, and the term “Caterpillar” means Caterpillar Inc. and its subsidiaries.

CATERPILLAR

Caterpillar and its subsidiaries operate in three principal lines of business:

•	Machinery: A principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery-track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, skid steer loaders, underground mining equipment, tunnel boring equipment and related parts. Also includes logistics services for other companies and the design, manufacture, remanufacture, maintenance and service of rail-related products.

•	Engines: A principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machinery and engine components and remanufacturing services for other companies. Reciprocating engines meet power needs ranging from 10 to over 21,700 horsepower (8 to over 16000 kilowatts). Turbines range from 1,600 to 30,000 horsepower (1200 to 22000 kilowatts).

•	Financial Products: A principal line of business consisting primarily of Caterpillar Financial, Caterpillar Insurance Holdings, Inc. and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines, as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of Caterpillar equipment.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes to finance future installment sales and leasing transactions, for loans to customers and dealers and for other corporate purposes. We expect to incur additional indebtedness in connection with our financing operations. However, the amount, timing and precise nature of such indebtedness have not yet been determined and will depend upon the volume of our business, the availability of credit and general market conditions.

FORWARD-LOOKING STATEMENTS

Some statements contained or incorporated by reference into this prospectus or any applicable prospectus supplement may be considered forward-looking and involve risks, uncertainties and other factors that could significantly impact results. The words “believes,” “expects,” “estimates,” “anticipates,” “will,” “should” and similar words or expressions identify forward-looking statements made on behalf of Caterpillar Financial. These statements are only predictions. Actual events or results may differ materially due to factors that affect international businesses, including changes in economic conditions, laws and regulations and political stability, as well as matters specific to Caterpillar Financial and the markets we serve, including demand for Caterpillar’s products, the creditworthiness of customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment. Those risk factors may not be exhaustive. Please see our filings with the Securities and Exchange Commission (“SEC”) for additional discussion of these uncertainties and factors. We disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future results or otherwise.

RATIO OF PROFIT TO FIXED CHARGES

Our ratio of profit to fixed charges for the periods presented is as follows:

Nine Months
Ended
September 30,	Year Ended December 31
2010	2009	2008	2007	2006	2005

1.35	1.29	1.43	1.63	1.66	1.67

For purposes of calculating these ratios, profit consists of income before income taxes plus fixed charges. Profit is reduced by our equity in profit of certain partnerships in which we participate. Fixed charges consist of interest on borrowed funds (including any amortization of debt discount, premium and issuance expense) and a portion of rentals representing interest.

RISK FACTORS

Key risk factors to consider before investing include:

•	An investment in the Notes does not create a bank account or depositor relationship between you and Caterpillar Financial or The Northern Trust Company, as the agent bank.

•	The Notes are not equivalent to a deposit or other bank account and are not subject to the protection of Federal Deposit Insurance Corporation regulation or insurance or any other insurance.

•	All of the money you invest will be used to purchase Notes for you. The Notes are not a money market fund, which is typically a diversified fund consisting of short term debt of many issuers. The Notes are not subject to regulation under the Investment Company Act of 1940, as amended. Consequently, you will not have the benefit of federal laws and regulations designed to help maintain liquidity and a stable share price and set standards for credit quality, diversification and for maturity of individual securities and the overall portfolio.

•	The Notes are not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

•	The Notes are not a brokerage account with William Blair & Company, L.L.C. or any other broker/dealer and are not protected by the Securities Investor Protection Corporation under the Securities Investors Protection Act of 1970.

•	Caterpillar Financial has not requested, and does not anticipate receiving, a rating for the Notes from any rating agency.

•	The interest rate paid on investments in the Notes may not provide a basis for comparison with bank deposits or money market funds, which may use a different method of calculating yield, or other investments which pay a fixed yield for a stated period of time. The interest rate also does not necessarily bear any relation to the risks associated with or changes in our, or Caterpillar’s, creditworthiness, credit rating or financial condition and may not compensate you for any increase in credit risk of investment in Notes.

•	Although you may redeem your investment in the Notes at any time in whole or in part, in the manner explained in this Prospectus and/or the applicable prospectus supplement, you are not able to transfer your investment in the Notes to someone else. As a result, the Notes are not listed on any securities exchange, no secondary market for the Notes currently exists nor will one develop in the future. Consequently, there is no public market valuation of the Notes to assist you in evaluating the Notes or the yield earned.

•	The Notes are investments in unsecured debt obligations of Caterpillar Financial. Only our assets are available to pay the principal and interest on the Notes.

•	The Notes are not guaranteed, endorsed or insured by Caterpillar, our corporate parent, or any financial institution or government entity. Caterpillar Financial does not maintain reserves for its obligations under the Notes. There is a risk that Caterpillar Financial will be unable to meet interest payments or repay principal on the Notes. You may lose all or part of your investment, including accrued interest, if Caterpillar Financial is unable to pay its debts, enters bankruptcy or seeks protection from its creditors.

•	You will not be able to exchange your Notes for any other securities of Caterpillar Financial.

CAT FINANCIAL POWERINVESTMENT COMMITTEE

The Cat Financial PowerInvestment Committee has the full power and authority to, among other things:

•	amend the Cat Financial PowerInvestment Plan and each specific offering of the Notes to the extent described in the applicable prospectus supplement;

•	interpret the provisions of the Cat Financial PowerInvestment Plan;

•	adopt rules and regulations in connection therewith;

•	redeem any investments in the Notes that the Cat Financial PowerInvestment Committee determines are not consistent with the objectives of the Cat Financial PowerInvestment Plan; and

•	make certain determinations in accordance with the Cat Financial PowerInvestment Plan, including setting the rates of interest to be paid on the Notes.

The Cat Financial PowerInvestment Committee shall consist of at least three persons designated from time to time by our Board of Directors. The Board of Directors initially designated the Committee to consist of the persons elected from time to time as the President, the Executive Vice President and the Treasurer of Cat Financial. To date, persons holding those positions continue to constitute the Committee although the Board of Directors may change this at any time. Our President may from time to time designate an alternate for each member, who shall have full power to act in the absence or inability to act of such member. As provided in the Cat Financial PowerInvestment Plan, the Committee has delegated its authority to determine the interest rate on the Notes to the appropriate Funding Manager in the Treasury Department of Caterpillar Financial. The address of each member of the Cat Financial PowerInvestment Committee is 2120 West End Avenue, Nashville, Tennessee 37203-0001. The members of the Cat Financial PowerInvestment Committee receive no additional compensation for their Committee services.

The members of the Committee and the Funding Managers may from time to time have potential conflicts of interest from the point of view of investors in the Notes. All members of the Committee and the Funding Managers to date have been, and are expected in the future to be, employees or directors of Caterpillar Financial, Caterpillar or one of their respective subsidiaries. All of the money you invest will be invested in the Notes, which are securities of Caterpillar Financial. Consequently, the members of the Committee and the Funding Managers may make decisions that investors do not believe to be in their best interest.

Under the Plan, no member of the Committee or a director, officer or employee of Caterpillar Financial, Caterpillar or any of their subsidiaries will be liable for any action or failure to act under or in connection with the Cat Financial PowerInvestment Plan, except for his or her own bad faith. Caterpillar Financial will indemnify and hold any such person harmless from all loss or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, or proceeding, except a judgment in favor of Caterpillar Financial based upon a finding of his or her bad faith.

AGENT BANK

The Northern Trust Company is the agent bank for the Notes. Northern Trust’s services include:

•	maintenance of records of investments in the Notes by the investor;

•	receipt of funds being invested in Notes and disbursement of funds upon redemption of Notes;

•	transaction processing and accounting;

•	preparation of investment statements and other correspondence to investors;

•	investor servicing;

•	maintenance of records of the investment balance in the Notes, accrual of interest, and payment and reinvestment of interest; and

•	tax reporting and filing with the proper authorities.

We pay the agent bank an administrative fee for these services.

DESCRIPTION OF THE NOTES

As required by Federal law for all publicly-offered notes of companies, the Notes are governed by a document called the indenture. The indenture is a contract, dated as of July 15, 1991, as supplemented by supplemental indentures, between us and U.S. Bank National Association (as successor to the former trustee), which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “Events of Default and Notices.” Second, the trustee may perform certain administrative duties for us.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture is an exhibit to the registration statement relating to the Notes. See “Where You Can Find More Information” for information on how to obtain a copy.

This section summarizes all the material terms of the Notes. Because this section is a summary, it does not describe every aspect of the Notes and is subject to and qualified in its entirety by reference to all provisions of the indenture, including definitions of certain terms used in the indenture. We describe the meaning for only the more important of those terms. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus, such sections or defined terms are incorporated by reference here.

General

Subject to the maximum total investment described in the applicable prospectus supplement, the Notes will be issuable in any amount and will mature upon your demand. The Notes will be identical except for their issue date and principal amount. We may reject any offer to purchase Notes in whole or in part. All investments in the Notes are investments in our unsecured debt obligations and are not obligations of or guaranteed by Caterpillar, the agent bank or any other company. Caterpillar Financial does not maintain reserves for its obligations under the Notes and the Notes are not subject to any sinking fund. The Notes are redeemable at your option in the manner described in the applicable prospectus supplement.

Following an initial investment, investors may make additional investments and redemptions from time to time as described in the applicable prospectus supplement. As a result, the outstanding principal amount of the Notes will increase and decrease from time to time. For purposes of determining the aggregate amount of registered but unissued notes under the registration statement relating to the Notes, each investment is an issuance of Notes, reducing the capacity of registered but unissued Notes by a corresponding amount. The daily amount and rate of redemptions are affected by many factors, including but not limited to, the rates we offer on the Notes from time to time, the wide variety of alternative investment options in the market that are available to our investors and seasonal increases in redemptions and investments.

In the event that investors seek to redeem a large dollar amount of Notes over a short period of time, although there can be no assurance, we believe that we will have sufficient funds available to meet our commitments under the Notes. Liquidity management is both a daily and long-term component of our management strategy. In the event that we require funds beyond our ability to generate them internally, additional sources of funds are available to us and to Caterpillar, through various lines of credit. In addition, we may access funds, if necessary, through variable amount lending arrangements with Caterpillar. We have also entered into a support agreement with Caterpillar, as described below. For more information, see the discussion of our capital resources and liquidity in our Forms 10-K and 10-Q that have been filed with the SEC and are incorporated by reference into this prospectus.

The Notes are unsecured and will rank equally and ratably with all of our other unsecured and non-subordinated debt, of which $629 million was outstanding at September 30, 2010. The indenture does not limit the principal amount of the Notes or any of our other debt that may be issued.

The Notes will be issued in uncertificated form and you will not receive any certificate or other instrument evidencing our indebtedness. All funds you invest in the Notes, together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the agent bank.

We May Redeem the Notes at our Option

We may redeem, at any time at our option, all or any part of the Notes. Any partial redemption of Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the trustee. (section 301) We also may redeem the principal amount of your Notes, together with accrued and unpaid interest thereon, if you are not eligible to invest in the Notes. (section 305) We generally will give you 30 days prior written notice if your Notes are to be redeemed in whole or in part.

In addition, as provided in the Cat Financial PowerInvestment Plan, we may also redeem, at any time at our option, the Notes of any investor who we determine in our sole judgment and discretion is abusing or misusing the investment or redemption provisions applicable to the Notes or whose investments are otherwise inconsistent with the objectives of the Cat Financial PowerInvestment Plan. In such circumstances, we will notify the investor of our intention to redeem in full the Notes on the third Business Day following the date of our notice.

The full or partial Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption, will be paid to you by check. Interest on the redeemed amount shall cease to accrue on and after the effective date of redemption. (sections 302 and 303) A final redemption check (less any service fee) will be sent to the investor in an amount equal to the principal amount of the redeemed Notes, including accrued and unpaid interest.

Support Agreement

We have a support agreement with Caterpillar that provides, among other things, that Caterpillar will:

•	remain, directly or indirectly, our sole owner;

•	ensure that we will maintain a tangible net worth of at least $20 million;

•	permit us to use (and we are required to use) the name “Caterpillar” in the conduct of our business; and

•	ensure that we maintain a ratio of earnings and interest expense (as defined in the Support Agreement) to interest expense of not less than 1.15 to 1.

Caterpillar’s obligations under the support agreement are to us only and are not directly enforceable by any of our creditors nor do they constitute a guarantee by Caterpillar of the payment of any of our debts or other obligations, including the Notes. If Caterpillar breaches its obligations to remain our owner or ensure that we maintain a tangible net worth of at least $20 million, any person or corporation who has lent us money may demand that we enforce our rights under the support agreement. If we fail or refuse to enforce our rights, any of our lenders may proceed against us to enforce our rights.

Regarding the support agreement, the indenture provides that we:

•	will observe and perform in all material respects all of our covenants or agreements contained in the support agreement;

•	to the extent possible, will cause Caterpillar to observe and perform in all material respects all of its covenants or agreements contained in the support agreement; and

•	will not waive compliance under, amend in any material respect, or terminate the support agreement. The support agreement may be amended, however, if the amendment would not have a material adverse effect on the holders of any outstanding Notes or if the holders of at least 66 2/3% in principal amount of the outstanding Notes that are affected by the amendment waive compliance with these provisions as they relate to the proposed amendment. (section 1004)

Restrictions on Liens and Encumbrances

We have agreed in the indenture that we will not create, assume or guarantee any secured debt unless we have made effective provisions to secure the Notes (and, if we determine, any other indebtedness of or guaranteed by us), equally and ratably with such secured debt. The term “secured debt” shall mean indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any of our property of any character. This covenant does not apply to debt secured by:

•	certain mortgages, pledges, liens, security interest or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by us;

•	mortgages, pledges, liens, security interests or encumbrances on property existing at the time it is acquired, whether or not assumed by us;

•	mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time the corporation is merged into or consolidated with us or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us;

•	mortgages, including mortgages, pledges, liens, security interests or encumbrances, on our property in favor of the United States of America, any state thereof, or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages;

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing four items; or

•	any mortgage, pledge, lien, security interest, or encumbrance securing indebtedness owing by us to one or more of our wholly owned subsidiaries.

Notwithstanding the above, under the indenture we may, without securing the Notes, create, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect to these restrictions, the aggregate amount of all outstanding secured debt (not including secured debt permitted under the foregoing exceptions) does not exceed 5% of our “consolidated net tangible assets.” (sections 101 and 1005)

The indenture provides that we shall not consolidate or merge with, and shall not convey, transfer or lease our property, substantially as an entirety, to another corporation if as a result any of our properties or assets would become subject to a lien or mortgage not permitted by the terms of the indenture unless we have made effective provisions to secure the Notes equally and ratably with (or prior to) all indebtedness thereby secured. (section 801)

For purposes of the indenture, the term “consolidated net tangible assets” shall mean as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in our and our subsidiaries’ most recent consolidated financial statements prepared in accordance with generally accepted accounting principles. The term “subsidiary,” as used in this section, means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect directors is owned directly or indirectly by us or by one or more other corporations more than 50% of such stock of which is similarly owned or controlled. (section 101)

The Trustee

The indenture contains certain limitations on the right of the trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (section 613) In addition, the trustee may be deemed to have a conflicting interest and may be required to resign as trustee if at the time of a default under the indenture it is a creditor of ours.

U.S. Bank National Association (as successor to the former trustee), the trustee under the indenture, maintains a banking relationship with Caterpillar and us.

Events of Default and Notices

The following events are defined in the indenture as “events of default” with respect to the Notes:

•	failure to pay any or all the principal of or interest on any Note when due, provided that the trustee may determine that the failure to pay shall not be deemed to be an event of default under various circumstances, such as when the person demanding payment is not legally entitled to it or upon the occurrence of an administrative error;

•	default in the performance, or breach, of any term or provision of the covenants to maintain the Support Agreement;

•	failure to perform any of our other covenants in the indenture, which continues for 60 days after we are given written notice by either the trustee or the holders of at least 25% in principal amount of the Notes outstanding and affected thereby;

•	Caterpillar or one of its wholly owned subsidiaries shall at any time fail to own all of the issued and outstanding shares of our capital stock;

•	our default in payment of principal in excess of $10,000,000 or acceleration of any indebtedness for money borrowed in excess of $10,000,000 (including a default with respect to debt securities other than the Notes), if such indebtedness has not been discharged or becomes no longer due and payable or such acceleration has not been rescinded or annulled, within 10 days after written notice given to us by the trustee or the holders of at least 10% in principal amount of the outstanding Notes;

•	certain events in bankruptcy, insolvency or reorganization of us; and

•	certain events in bankruptcy, insolvency or reorganization of Caterpillar or one of its subsidiaries if such event affects any significant part of our assets of or any of our subsidiaries. (section 501)

If an event of default with respect to the outstanding Notes occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such declaration and its consequences. (section 502)

The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to the Notes, shall give to the holders of the Notes notice of all uncured defaults known to it (the term “default” means the events specified above without grace periods), provided that, except in the case of default in the payment of principal of or interest, if any, on any Notes, the trustee shall be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of Notes. (section 602)

We will be required to furnish annually to the trustee a statement by certain of our officers to the effect that to their knowledge we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any of our obligations, specifying each such default. (section 1006)

The holders of a majority in principal amount of the outstanding Notes affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee with respect to the Notes, and to waive certain defaults. (sections 512 and 513)

The indenture provides that in case an event of default occurs and is continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (section 601) Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of Notes unless they shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee might incur in complying with the request. (section 603)

Modification of the Indenture

We and the trustee may modify or amend the indenture, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding Notes issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of the Notes that are affected:

•	change the character of the Notes from being payable on demand or reduce the principal amount of any Note;

•	impair the right to institute a suit for the enforcement of any payment on or with respect to any Note;

•	reduce the above-stated percentage of holders of Notes necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding Notes necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults. (section 902)

TAXES

The following is a general summary of the U.S. Federal income tax consequences to you if you invest in the Notes. The discussion addresses only the income tax consequences to you if you are an individual and are a citizen of the United States for Federal income tax purposes. You should consult your own tax advisors concerning the application of United States Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to your situation.

The Cat Financial PowerInvestment Notes are not qualified under Section 401(a) of the Internal Revenue Code, as amended. All interest credited to your Notes in any taxable year is reportable by you as taxable income for Federal income tax purposes. Early in each year the agent bank will provide to you the full amount reportable as taxable income for the previous year. The agent bank also will file tax information returns as required by law. Backup withholding may apply to you if you fail to comply with applicable tax identification requirements. Interest credited to the Notes also may be subject to state and local income taxes.

PLAN OF DISTRIBUTION

We are offering the Notes on a continuing basis through William Blair & Company, L.L.C. (“William Blair & Company”). No commissions will be paid to William Blair & Company for any sales resulting from its efforts although we will pay William Blair & Company an annual administrative fee of up to $150,000 initially for its services. We are offering the Notes pursuant to the provisions of the Bylaws of the Financial Industry Regulatory Authority. We may also from time to time sell Notes directly or designate other agents through whom Notes may be offered. We reserve the right to withdraw, cancel or modify the offer to purchase Notes at any time. We have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part.

VALIDITY OF NOTES

The validity of the Notes will be passed upon by Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, California, 94105, our outside counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Caterpillar Financial for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-3 related to the Notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. You will find additional information about us and the Notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC. You may read and copy any reports, statements or other information we and Caterpillar Inc. each file, including the registration statement and its exhibits, at the SEC’s public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. Our SEC filings and Caterpillar’s filings are also available to the public on the SEC Internet site (http://www.sec.gov). None of the information contained at any time on either our Internet site or Caterpillar’s Internet site is incorporated by reference into this prospectus.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2009, and our other filings on Forms 10-Q and 8-K made with the SEC through the date of this prospectus, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as all of the Notes covered by this prospectus have been sold or the offering of the Notes has been otherwise terminated.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference (without exhibits), at no cost, by writing or calling us at: 2120 West End Avenue, Nashville, Tennessee 37203, Attention: Treasurer, (615) 341-1000. You may also obtain a copy by accessing our website at www.catfinancial.com.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of Caterpillar Financial in connection with the issue of the Notes:

SEC filing fee	$—
Fees and expenses of Agent	$1,200,000
Fees and expenses of William Blair & Company, L.L.C.	$450,000
Fees and expenses of Trustee	$12,000
Printing and marketing expenses	$150,000
Accountants’ fees and expenses	$5,000
Counsel fees and expenses	$25,000
Miscellaneous	$25,000

Total	$1,867,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware Corporation law authorizes indemnification of officers and Directors of Caterpillar Financial under certain circumstances.

Insurance carried by Caterpillar Inc. provides (within limits and subject to certain exclusions) for reimbursement of amounts which (a) Caterpillar Inc. or Caterpillar Financial may be required or permitted to pay as indemnities to Caterpillar Financial’s Directors or officers for claims made against them, and (b) individual Directors, officers and certain employees of Caterpillar Financial may become legally obligated to pay as the result of acts committed by them while acting in their corporate or fiduciary capacities.

The Cat Financial PowerInvestment Plan provides for the indemnification of officers and Directors of Caterpillar Financial under certain circumstances.

Item 16.	Exhibits.

Exhibit
Number	Exhibit

4.1	Cat Financial PowerInvestment Plan dated as of October 1, 2005 (incorporated by reference to Exhibit 4.1 to Caterpillar Financial’s Registration Statement on Form S-3, No. 333-114075).
4.2	Indenture dated as of July 15, 1991, between Caterpillar Financial and Continental Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Caterpillar Financial’s Current Report on Form 8-K, dated July 25, 1991, No. 001-11241).
4.3	First Supplemental Indenture, dated as of October 1, 2005, to Indenture dated as of July 15, 1991, between Caterpillar Financial and U.S. Bank Trust National Association (as successor to the former Trustee) (incorporated by reference to Exhibit 4.3 to Caterpillar Financial’s Registration Statement on Form S-3, No. 333-114075).
4.4	Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar (incorporated by reference to Exhibit 10.2 to Caterpillar Financial’s Form 10, as amended, No. 0-13295).

Exhibit
Number	Exhibit

5	Opinion of Orrick, Herrington & Sutcliffe LLP, as to the validity of the Notes.
12	Computation of Ratio of Profit to Fixed Charges of Caterpillar Financial (incorporated by reference to Exhibit 12 to Caterpillar Financial’s Form 10-K for the year ended December 31, 2009 and Form 10-Q for the nine months ended September 30, 2010, No. 001-11241).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	The consent of Orrick, Herrington & Sutcliffe LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.
24	Powers of Attorney of Directors and Officers of Caterpillar Financial.
25	Form T-1 Statement of Eligibility and Qualification of U.S. Bank National Association.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 in the registration statement above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caterpillar Financial certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 17th day of November, 2010.

Caterpillar Financial Services Corporation
(Registrant)

By:	/s/ Michael G. Sposato
Name:     Michael G. Sposato

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons in the capacities indicated on the 17th day of November, 2010.

Signature		Title

/s/ Kent M. Adams* Kent M. Adams		President, Director and Principal Executive Officer

/s/ Edward J. Rapp* Edward J. Rapp		Director

/s/ James A. Duensing* James A. Duensing		Principal Financial Officer and Executive Vice President

/s/ Steven R. Elsesser* Steven R. Elsesser		Controller and Principal Accounting Officer

*By:	/s/ Michael G. Sposato Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Cat Financial PowerInvestment Plan dated as of October 1, 2005 (incorporated by reference to Exhibit 4.1 to Caterpillar Financial’s Registration Statement on Form S-3, No. 333-114075).
4.2	Indenture, dated as of July 15, 1991, between Caterpillar Financial and Continental Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Caterpillar Financial’s Current Report on Form 8-K, dated July 25, 1991, No. 001-11241).
4.3	First Supplemental Indenture, dated as of October 1, 2005, to Indenture dated as of July 15, 1991, between Caterpillar Financial and U.S. Bank Trust National Association (as successor to the former Trustee) (incorporated by reference to Exhibit 4.3 to Caterpillar Financial’s Registration Statement on Form S-3, No. 333-114075).
4.4	Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar (incorporated by reference to Exhibit 10.2 to Caterpillar Financial’s Form 10, as amended,. File No. 0-13295).
5	Opinion of Orrick, Herrington & Sutcliffe LLP, as to the validity of the Notes.
12	Computation of Ratios of Profit to Fixed Charges of Caterpillar Financial (incorporated by reference to Exhibit 12 to Caterpillar Financial’s Form 10-K for the year ended December 31, 2009 and Form 10-Q for the nine months ended September 30, 2010, No. 001-11241).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	The consent of Orrick, Herrington & Sutcliffe LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.
24	Powers of Attorney of Directors and Officers of Caterpillar Financial.
25	Form T-1 Statement of Eligibility and Qualification of U.S. Bank National Association.